PRICING SHEET


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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K/A

                                 Amendment #1

                                CURRENT REPORT
  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)    December 23, 1996
                                                -----------------------

                        Simione Central Holdings, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                     0-22162                        22-3209241
------------------            ---------------                 -----------------
(State or other                (Commission)                     (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)

6600 Powers Ferry Road, Atlanta, Georgia                            30339
----------------------------------------                       ----------------
(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code               (770) 644-6500
                                                              ------------------

                           InfoMed Holdings, Inc.
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

        This amendment to InfoMed Holdings, Inc. Form 8-K dated October 23, 1996 is being filed to provide the information required by Item 7, Financial Statements, Pro Forma Financial Information and Exhibits, which pursuant to
Section 7(a)(4) of the Instructions to the Current Report on Form 8-K permits the registrant to file the required financial statements of the business acquired and pro forma financial information within 60 days of the original Form 8-K.

Item 2.         Acquisition of Assets.

On October 8, 1996 (the "Effective Date"), InfoMed Holdings, Inc. ("InfoMed") merged its wholly-owned subsidiary InfoSub, Inc. with Simione Central Holding, Inc ("Simione"). In connection therewith, each issued and outstanding share of Simione common stock was converted into and exchanged for the right to receive
 .22021 shares of InfoMed common stock (the "Exchange Ratio") as of the Effective Date. InfoMed issued 7,918,530 common shares to Simione's shareholders pursuant to the merger. In addition, (1) each of the outstanding shares of InfoMed Class A Convertible Preferred stock was converted into and exchanged for shares of InfoMed Common stock and (2) all outstanding options and warrants to purchase Simione common stock as of the Effective Date were converted into the right to purchase shares of InfoMed common stock; provided that the number of shares to be so purchased and the respective exercise prices thereof have been adjusted by the Exchange Ratio. For more information regarding the merger, see InfoMed's current reports on Form 8-K dated September 13, 1996 and October 23, 1996.

The merger will be accounted for as a reverse purchase under the purchase method of accounting and that, for accounting purposes, Simione will be regarded as having acquired InfoMed. The historical financial statements of Simione shall become the historical financial statements of InfoMed and shall include the business of both companies from the Effective Date. Simione has been on a December 31 fiscal year end, and therefore, the fiscal year end of the registrant will become December 31. In addition, the name of the holding company was changed to Simione Central Holdings, Inc. effective December 19, 1996.

Prior to the merger and effective January 1, 1996, Simione had purchased the assets of Simione & Simione, CPAs - Consulting Division (A Division of Simione and Simione, CPAs, a Partnership) ("S & S") for $2,000,000. This acquisition was accounted for by Simione using the purchase method of accounting.


Item 7. Financial Statements and Pro Forma Financial Information.

        (a) Financial Statements of Businesses Acquired.

            (1) Audited Financial Information

                (a)    Simione Central Holding, Inc. Consolidated Balance
                       Sheets as of December 31, 1995 and 1994, and the related Consolidated Statements of Operations, Shareholders' Equity (Deficit), and Cash Flows for the years ended December 31, 1995, 1994, and 1993, Notes to Consolidated Financial Statements, and Report of Independent Auditors.

                (b) Simione & Simione, CPAs - Consulting Division (A Division of Simione & Simione, CPAs, a Partnership) Statements of Net Assets as of December 31, 1995 and 1994, and the Statements of Divisional Operations, Divisional Equity, and Divisional Cash Flows for the years ended December 31, 1995, 1994, and 1993, Notes to Financial Statements, and Independent Auditor's Report.

            (2) Unaudited Interim Financial Information

                (a) Simione Central Holding, Inc. Condensed Consolidated Balance Sheet (unaudited) as of September 30, 1996.

                (b) Simione Central Holding, Inc. Condensed Consolidated Statements of Operations (unaudited) for the nine months ended September 30, 1996 and 1995.

                (c) Simione Central Holding, Inc Consolidated Statement of Shareholders' Equity (unaudited) for the nine months ended September 30, 1996 and 1995.

                (d) Simione Central Holding, Inc. Condensed Consolidated Statements of Cash Flows (unaudited) for the nine months ended September 30, 1996 and 1995.


        (b) Pro Forma Financial Information.

            (1) Simione Central Holdings, Inc. (formerly InfoMed Holdings,
                Inc.) Pro Forma Condensed Combined Balance Sheet (unaudited) as of September 30, 1996.

            (2) Simione Central Holdings, Inc. (formerly InfoMed Holdings,
                Inc.) Pro Forma Condensed Combined Statement of Operations (unaudited) for the nine months ended September 30, 1996.

            (3) Simione Central Holdings, Inc. (formerly InfoMed Holdings,
                Inc.) Pro Forma Condensed Combined Statement of Operations (unaudited) for the twelve months ended December 31, 1995.

The pro forma condensed combined balance sheet (unaudited) as of September 30, 1996 gives effect to the acquisition of InfoMed by Simione as if it had occurred at that date. The pro forma condensed combined statements of operations (unaudited) for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect to the acquisition of InfoMed by Simione and the acquisition of S & S by Simione as if the acquisitions had occurred on January 1, 1995.

The pro forma information is based upon the historical financial information of the companies. Management is in the process of evaluating the fair value of the InfoMed assets acquired and liabilities assumed. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had occurred on the dates indicated or which may be obtained in the future.

The pro forma financial statements should be read in conjunction with the financial statements and notes thereto of Simione Central Holding, Inc., Simione & Simione, CPAs-Consulting Division (A Division of Simione & Simione, CPAs, a Partnership), and InfoMed Holdings, Inc.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                SIMIONE CENTRAL HOLDINGS, INC.
                                                ------------------------------
                                                (Registrant)


                                                /s/ Lori Nadler Siegel
Dated: December 23, 1996                        ------------------------------
                                                Lori Nadler Siegel
                                                Chief Financial Officer

                       Consolidated Financial Statements

                         Simione Central Holding, Inc.

                 Years ended December 31, 1995, 1994, and 1993
                      with Report of Independent Auditors

                         Simione Central Holding, Inc.

                       Consolidated Financial Statements


                 Years ended December 31, 1995, 1994, and 1993




                                    CONTENTS


Report of Independent Auditors................................................. 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets.................................................... 2
Consolidated Statements of Operations.......................................... 4
Consolidated Statements of Shareholders' Equity (Deficit)...................... 5
Consolidated Statements of Cash Flows.......................................... 6
Notes to Consolidated Financial Statements..................................... 7

[ERNST & YOUNG LLP LETTERHEAD]







                         Report of Independent Auditors

The Board of Directors
Simione Central Holding, Inc.

We have audited the accompanying consolidated balance sheets of Simione Central Holding, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Simione Central Holding, Inc. as of December 31, 1995 and 1994, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP

September 6, 1996

                         Simione Central Holding, Inc.

                          Consolidated Balance Sheets



                                                DECEMBER 31
                                              1995        1994
                                           ----------------------
ASSETS
Current assets:
 Cash                                      $  323,023  $  462,598
 Accounts receivable                          761,557     856,917
 Notes receivable from officer                252,075           -
 Other assets                                  30,360      20,174
                                           ----------------------
Total current assets                        1,367,015   1,339,689



Computer software                             424,000           -



Other                                          36,831           -
                                           ----------------------
Total assets                               $1,827,846  $1,339,689
                                           ======================

                                                                           DECEMBER 31
                                                                        1995        1994
                                                                     ----------------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable                                                    $   59,834  $   71,248
 Due to Central Health Holding Company, Inc.
  (CHHC)                                                              1,076,855   2,079,559
 Accrued expenses                                                            657      8,428
 Accrued contribution to Employee Stock
  Ownership Plan                                                         40,894      17,736
                                                                     ----------------------
Total current liabilities                                             1,178,240   2,176,971

Commitments and contingencies

Shareholders' equity (deficit)                                          649,606    (837,282)
                                                                     ----------------------
Total liabilities and shareholders' equity (deficit)                 $1,827,846  $1,339,689
                                                                     ======================

See accompanying notes.

                         Simione Central Holding, Inc.

                     Consolidated Statements of Operations




                                                           YEAR ENDED DECEMBER 31
                                                     1995          1994         1993
                                                 ---------------------------------------
Revenues:
 Management fee from third parties               $ 3,868,661   $ 3,249,424   $  561,538
 Management fee from CHHC
 agencies (Note 7)                                 9,077,305     8,574,514    4,500,868
 Other income                                        276,077       286,406      145,414
                                                 --------------------------------------
                                                  13,222,043    12,110,344    5,207,820

Operating expenses:
 Salaries and benefits                             5,583,461     5,077,147    3,570,311
 Other professional fees                             760,934       876,363        6,791
 Rent expense                                      1,553,885     1,568,731            -
 Contract labor                                    1,185,009     1,008,854      104,931
 Administrative and general                        1,501,043     1,123,074    1,014,479
 Management fee from CHHC
 (Note 7)                                          3,593,836     3,163,789      717,579
                                                 --------------------------------------
                                                  14,178,168    12,817,958    5,414,091
                                                 --------------------------------------
Net loss                                         $  (956,125)  $  (707,614)  $ (206,271)
                                                 ======================================

See accompanying notes.

                         Simione Central Holding, Inc.

           Consolidated Statements of Shareholders' Equity (Deficit)



                                         COMMON STOCK             RETAINED
                                         AND PAID-IN              EARNINGS
                                           CAPITAL                (DEFICIT)       TOTAL
                                      ---------------------------------------------------
Balance at December 31, 1992          $                  -       $    76,603   $   76,603
 Net loss                                                -          (206,271)    (206,271)
                                      ---------------------------------------------------
Balance at December 31, 1993                             -          (129,668)    (129,668)
 Net loss                                                -          (707,614)    (707,614)
                                      ---------------------------------------------------
Balance at December 31, 1994                             -          (837,282)    (837,282)
 Net loss                                                -          (956,125)    (956,125)
 Capital contribution (Note 1)                   2,443,013                 -    2,443,013
                                      ---------------------------------------------------
Balance at December 31, 1995          $          2,443,013       $(1,793,407)  $  649,606
                                      ===================================================

See accompanying notes.

                         Simione Central Holding, Inc.

                     Consolidated Statements of Cash Flows




                                                                 YEAR ENDED DECEMBER 31
                                                             1995         1994         1993
                                                          -------------------------------------
OPERATING ACTIVITIES
Net loss                                                  $ (956,125)  $ (707,614)  $ (206,271)
Adjustments to reconcile net loss to net
 cash provided by (used in) operating
 activities:
  Changes in operating assets and
   liabilities:
   Accounts receivable                                        95,360     (598,843)    (209,853)
   Receivables from officer loans                           (252,075)           -       46,500
   Due to CHHC                                             1,440,309     (854,704)   1,469,117
   Other assets                                              (47,017)       8,397      201,785
   Accounts payable                                          (11,414)      26,528       18,819
   Accrued contribution to Employee
    Stock Ownership Plan                                      23,158      (17,148)      34,884
   Accrued expenses                                           (7,771)     (13,902)      22,330
                                                          ------------------------------------
Net cash provided by (used in)
 operating activities                                        284,425   (2,157,286)   1,377,311

INVESTING ACTIVITIES
Purchases of computer software                              (424,000)           -            -
                                                          ------------------------------------
Net cash used in investing activities                       (424,000)           -            -
                                                          ------------------------------------
Net (decrease) increase in cash                             (139,575)  (2,157,286)   1,377,311
Cash at beginning of year                                    462,598    2,619,884    1,242,573
                                                          ------------------------------------
Cash at end of year                                       $  323,023   $  462,598   $2,619,884
                                                          ====================================
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INVESTING ACTIVITIES
Capital contribution from CHHC
 (Note 1)                                                 $2,443,013   $        -   $        -
                                                          ====================================

See accompanying notes.

                         Simione Central Holding, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, 1995


1. ACCOUNTING POLICIES

BASIS OF PRESENTATION

Simione Central Holding, Inc. ("SCHI") provides information management, operations, clinical and financial support as well as various consulting services to home care providers. SCHI's operations include the historical results of operations of Central Health Management Services, Inc. ("CHMS") and also certain operations of Central Health Services, Inc. ("CHS"). CHMS was incorporated in 1991 and provided information management and operations, clinical and financial support to third party home care providers. From its incorporation until January 1996, CHMS was a wholly-owned subsidiary of Central Health Holding Company, Inc. ("CHHC"). CHS, a wholly-owned subsidiary of CHHC, provides information management, operations, clinical and financial support solely to home health care agencies wholly-owned by CHHC. Effective January 1, 1996, CHHC transferred at book value the assets and employees related to CHS's information management and certain clinical and financial support operations to CHMS. Accordingly, these consolidated financial statements give effect to the reorganization of these entities under common control and reflect the prior operating results of CHMS and the CHS operations transferred to CHMS but exclude the assets, liabilities and results of operations of CHHC and its subsidiaries not transferred to SCHI. Net revenue resulting from the information management and clinical and financial support services provided by the transferred CHS operations to the CHHC wholly-owned home health care agencies have been recorded for purposes of these consolidated financial statements at an amount equal to the direct cost of the services being provided.

CHMS was a separate legal entity and a wholly-owned subsidiary of CHHC as of December 31, 1995. On January 6, 1996, CHMS formed CHMS Transitory Corp. ("Transitory Corp."). Transitory Corp. issued 27,199,999 shares of Class A Common Stock and one share of Class B Common Stock, all of which were held by CHMS. On January 16, 1996, CHMS and Transitory Corp. merged with Transitory Corp. as the survivor. The 100 shares of CHMS Common Stock held by CHHC were canceled and CHHC received the Class A and Class B Common Stock of Transitory Corp. Immediately subsequent to the merger, Transitory Corp. amended its articles of incorporation and changed its name to Central Health Management Services, Inc. On January 17, 1996, CHHC completed a pro-rata distribution to its shareholders of all the outstanding capital stock of CHMS. The distribution was accomplished through the

                         Simione Central Holding, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION (CONTINUED)

issuance of 15.492 Class A shares of CHMS common stock for each share of CHHC's common stock held by the respective shareholder. On January 18, 1996, CHMS amended its articles of incorporation to rename the corporation Simione Central Holding, Inc.

DESCRIPTION OF BUSINESS

SCHI provides information management, operations, clinical and financial support. These support services include administrative, accounting, clinical operations, training and development, financial management, operations management, reimbursement, human resources, facilities management, and certain other management services.

SCHI's customers include third party home care providers and home health care agencies owned by CHHC. For the years ended December 31, 1995, 1994 and 1993, the percentage of revenue earned from CHHC owned agencies totaled 69%, 71% and 86%, respectively. CHHC's home health care agencies derived approximately 97% of their net revenues from services provided under the Medicare and Medicaid programs.

ACCOUNTS RECEIVABLE

Accounts receivable represent receivables due from third party home care providers. Current operations are charged with an allowance for doubtful accounts based upon experience and any unusual circumstances which affect the collectibility of receivables. Amounts deemed uncollectible are charged against this allowance.

COMPUTER SOFTWARE

Computer software is stated at cost. Depreciation of computer software is provided using the straight-line method over a five year period.

PAID-IN CAPITAL

In November 1995, CHHC made a capital contribution of $2,443,013 to CHMS. CHMS in return used the proceeds to repay indebtedness of $2,443,013 to CHS.

                         Simione Central Holding, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

SHAREHOLDERS' EQUITY (DEFICIT)

Shareholders' equity (deficit) includes the common stock, additional paid-in-capital and retained earnings (deficit) of CHMS and the results of operations of the CHS operations transferred to SCHI. CHMS had 100 shares of no par value common stock outstanding as of December 31, 1995 and 1994.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. NOTES RECEIVABLE FROM OFFICER

Notes receivable from officer are payable on demand and bear interest at the applicable monthly federal short-term rate. SCHI received full payment in 1996.

3. CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject SCHI to significant concentrations of credit risk consist principally of trade accounts receivable which are due from third party home care providers. At December 31, 1995, there are a relatively small number of companies which comprise SCHI's customer base however, SCHI does not anticipate nonperformance by any of these agencies.

4. EMPLOYEE STOCK OWNERSHIP PLAN

CHHC sponsors an employee stock ownership plan (the "Plan"), which enables the employees of its wholly-owned subsidiaries which have adopted the Plan to acquire an indirect interest in shares of CHHC's common stock. The Plan covers substantially all full-time employees of CHHC. The Plan is funded by CHHC and its wholly-owned

                         Simione Central Holding, Inc.

4. EMPLOYEE STOCK OWNERSHIP PLAN (CONTINUED)

subsidiaries through contributions to an employee stock ownership trust (the "Trust"). These contributions are made at the discretion of the Board of Directors of CHHC and its wholly-owned subsidiaries. Shares of CHHC common stock are allocated to each eligible employee's account and are held in trust until the employee's termination, retirement, total disability or death.

The accompanying consolidated financial statements include SCHI's share of employee benefit expense related to the Plan for the CHMS employees and also the CHS employees transferred from CHS to SCHI in conjunction with the transfer of certain operations of CHS to SCHI as discussed in Note 1. These expenses were approximately $439,000, $474,000, and $331,000 in 1995, 1994, and 1993,
respectively.

Upon consummation of a pending transaction between the shareholders of CHHC and a third party, SCHI will assume future responsibility for the administration of the ESOP.

5. INCOME TAXES

SCHI accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this statement, deferred tax liabilities and assets are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

CHMS has not incurred or paid any income taxes since its inception. As a result of the losses incurred in each year since inception, temporary differences between financial and tax bases of assets and liabilities are more than offset by operating loss carryforwards. In addition, any net deferred tax assets due to the operating loss carryforwards would be fully offset by a valuation allowance due to the uncertain realization of the deferred tax asset.

At December 31, 1995, SCHI has approximately $626,000 of federal net operating loss carryforwards and various state income tax net operating loss carryforwards expiring in 2010.

                         Simione Central Holding, Inc.

6. COMMITMENTS AND CONTINGENCIES

CHHC and its subsidiaries are self-insured for medical and dental claims below certain individual and aggregate limits. Under the self-insurance program, CHHC charges SCHI for its share of expenses for this program which amounted to $146,000, $146,000, and $136,000 for 1995, 1994 and 1993, respectively.
Subsequent to December 31, 1995, SCHI's employees were no longer covered by the CHHC self insurance program and are covered by an independent insurance plan which is not a self insurance program.

7. RELATED PARTY TRANSACTIONS

The management fee revenue from CHHC represents the charges to CHHC for the services provided by SCHI to the home health care agencies owned by CHHC. These charges were recorded for purposes of these consolidated financial statements in an amount equal to the direct cost of the services being provided. In addition, CHHC charges SCHI a management fee for services provided to SCHI. These services include facilities management, payroll, general accounting, human resources, repairs and maintenance, legal services, training, executive and support staff. CHHC's charges are based on the allocated direct cost of the various services being provided.

The president and a shareholder of CHHC, along with certain other shareholders of CHHC, are shareholders of Healthfield, Inc. ("Healthfield"). SCHI entered into a management services agreement with Healthfield in February 1994. Healthfield paid SCHI approximately $1,913,000 and $2,287,000 in management fees during the years ended December 31, 1995 and 1994, respectively, for certain administrative and financial services rendered to Healthfield in accordance with the agreement. In December 1995, the management services agreement with Healthfield was terminated.

8. SUBSEQUENT EVENTS

On January 16, 1996, CHHC made a $4 million cash capital contribution to SCHI.

SCHI obtained a $1,000,000 line of credit on January 16, 1996 which is guaranteed by a $1 million certificate of deposit and expires on January 17, 1997. Any outstanding principal amount bears interest at 8.72%. SCHI obtained an additional $1,500,000 line of credit on June 13, 1996 which is secured by SCHI's accounts receivable and other rights to payment and expires on January 17, 1997. Any outstanding principal amount

                         Simione Central Holding, Inc.

8. SUBSEQUENT EVENTS (CONTINUED)

bears interest at 8.25%. Borrowings under these agreements totaled $1,430,000 at September 6, 1996. SCHI's obligations under these agreements have been personally guaranteed by an officer and shareholder of SCHI.

On January 17, 1996, Simione Central, Inc. ("SCI"), a wholly-owned subsidiary of SCHI, purchased the assets of the management consulting practice of Simione & Simione CPA's for $2 million in cash. The transaction will be accounted for under the purchase method of accounting.

On January 17, 1996, CHMS Transitory Corp. established the Central Health Management Services, Inc. 1996 Stock Option Plan (the "Plan") under which options to purchase up to 4,800,000 shares of Class A common stock may be issued. The Plan was amended on February 27, 1996 to rename the Plan as the Simione Central Holding, Inc. 1996 Stock Option Plan. The Plan terminates ten years from the effective date. The administration committee of the Plan has the right to terminate options granted under the Plan in the event of a merger or consolidation of SCHI. As of September 6, 1996, options covering 4,666,250 shares of Class A Common Stock were outstanding under the Plan. These options have an exercise price per share ranging from $0.349 to $0.55 per share and options covering 2,407,500 are exercisable. None of these options have been exercised as of September 6, 1996. The remaining options totaling 2,258,750 shares vest over a three year period based on employment at the end of each year. These options become fully vested upon a change of control of SCHI.

On March 5 and March 22, 1996, employees of SCHI purchased 8,544,175 and 214,901 shares of Class A Common Stock, respectively, for a price of $0.349 per share or an aggregate of $3,056,918. These shares were purchased under the terms of a stock subscription agreement whereby 10% was due at the date of purchase and the remainder is due on December 5, 1996.

                         Simione Central Holding, Inc.

8. SUBSEQUENT EVENTS (CONTINUED)

On April 12, 1996 SCHI issued warrants to a home health agency to purchase an aggregate of 100,000 shares of Class A common stock at a purchase price per share equal to $0.349. These warrants were issued in consideration of services to be provided to SCI, including marketing assistance, consulting services and acting as a model demonstration site to exhibit SCI's shared information management services in operation. The number of shares and exercise price are subject to adjustment upon the occurrence of certain events such as a reorganization, consolidation, merger, stock dividend, or stock split. The warrants are exercisable beginning six months after the issuance date and expire 10 years thereafter.

On September 4, 1996, SCHI converted the amounts due to CHHC to a note payable which totaled $822,063. This note is due on demand and bears no interest. The note is unsecured.

SCHI signed a definitive merger agreement with InfoMed Holdings, Inc. ("InfoMed"), a publicly-traded company, on September 5, 1996. InfoMed is a provider of home health care information systems and serves stand-alone, hospital-based and multi-office home care providers. The transaction is subject to approval of SCHI shareholders and is expected to close within 60 days. Under the terms of the agreement, SCHI shareholders will exchange their stock for stock of InfoMed. For accounting purposes, the transaction will be treated as a recapitalization of SCHI with SCHI as the acquirer (reverse acquisition).

                 SIMIONE & SIMIONE, CPAS - CONSULTING DIVISION
             (A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

                                FINANCIAL REPORT

                               DECEMBER 31, 1995

                                    CONTENTS

------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                 1
------------------------------------------------------------------------------

FINANCIAL STATEMENTS
  Statements of net assets                                                   2
  Statements of divisional operations                                        3
  Statements of divisional equity                                            4
  Statements of divisional cash flows                                        5
  Notes to finanical statements                                           6-10
------------------------------------------------------------------------------

                     [MCGLADREY & PULLEN, LLP LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Simione Central, Inc.
Atlanta, Georgia

We have audited the accompanying statements of net assets of Simione & Simione, CPAs (a Partnership) - Consulting Division (a division of Simione & Simione,
CPAs) as of December 31, 1995 and 1994, and the related statements of divisional operations, divisional equity and divisional cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of Simione & Simione, CPA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Simione & Simione, CPAs - Consulting Division as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                        /s/ McGladrey & Pullen, LLP

New Haven, Connecticut
November 25, 1996

SIMIONE & SIMIONE, CPAS - CONSULTING DIVISION
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

STATEMENTS OF NET ASSETS
DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                                 1995           1994
                                                                           -------------------------------
ASSETS (Notes 5 and 6)
Current Assets
  Cash                                                                     $   10,239        $     22,061
  Accounts receivable and unbilled services, less allowance for
    doubtful accounts 1995 $82,416; 1994 $66,362                              708,522             577,057
  Other assets (Note 4)                                                         4,814              10,033
                                                                           ------------------------------
              TOTAL ASSETS                                                 $  723,575             609,151
                                                                           ==============================

LIABILITIES AND DIVISIONAL PARTNERSIP EQUITY
Current Liabilities
  Line of Credit (Note 2)                                                  $   76,558        $     64,391
  Current maturities of long-term debt (Note 3)                                77,430              65,115
  Accounts payable                                                            128,614              71,707
  Loans payable from partners (Note 4)                                         14,519              12,674
  Accrued expenses                                                             13,300              27,054
                                                                           ------------------------------
              TOTAL CURRENT LIABILITIES                                       310,061             240,941

Long-term debt, less current maturities (Note 3)                               77,430             130,230
                                                                           ------------------------------
              TOTAL LIABILITIES                                               387,491             371,171


Commitments (Notes 5 and 7)


Net Asset, Divisional Equity                                                  336,084             237,980
                                                                           ------------------------------
              TOTAL LIABILITIES AND DIVISIONAL PARTNERSHIP EQUITY          $  723,575        $    609,151
                                                                           ==============================

See Notes to Financial Statements

SIMIONE & SIMIONE, CPAS - CONSULTING DIVISION
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

STATEMENTS OF DIVISIONAL OPERATIONS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

                                                                                1995            1994            1993
                                                                          -----------------------------------------------
Net services                                                              $  2,350,120      $  1,882,437     $  1,633,908
                                                                          -----------------------------------------------

Operating expenes                                                            1,355,589         1,051,667          840,589
General and administrative expenses                                            301,243           277,581          245,287
                                                                          -----------------------------------------------
                                                                             1,656,832         1,329,248        1,085,876
                                                                          -----------------------------------------------

                OPERATING INCOME                                               693,288           553,189          548,032
                                                                          -----------------------------------------------


Other income (expense)                                                          11,566             5,570            6,507
  Interest income                                                              (25,454)          (25,426)         (21,910)
  Interest expense                                                              13,252             6,168            1,234
                                                                          -----------------------------------------------
  Other                                                                           (636)          (13,508)         (14,169)
                                                                          -----------------------------------------------

                NET INCOME                                                $    692,652      $    539,681     $    533,683
                                                                          ===============================================

See Notes to Financial Statements

SIMIONE & SIMIONE, CPAS - CONSULTING DIVISION
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

STATEMENTS OF DIVISONAL EQUITY
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

                                                                        1995            1994            1993
                                                                   --------------------------------------------
Balance, beginning                                                 $   237,980      $   142,273      $   39,837

  Net income                                                           692,652          539,681         533,863

  Net transfers                                                       (594,548)        (443,974)       (431,427)
                                                                   --------------------------------------------

Balance, ending                                                    $   336,084      $   237,980      $  142,273
                                                                   ============================================

See Notes to Financial Statements.

SIMIONE & SIMIONE, CPAS - CONSULTING DIVISION
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

STATEMENTS OF DIVISONAL CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------

                                                                                1995             1994           1993
                                                                           ---------------------------------------------
Cash flows from operating activities
  Net income                                                               $   692,652      $   539,681      $   533,683
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Provision for doubtful accounts                                           16,054            7,657           27,921
      Decrease (increase) in accounts receivable
        and unbilled services                                                 (147,529)        (146,261)        (192,400)
      Decrease (increase) in other assets                                        5,219           13,027          (17,754)
      (Decrease) increase in accounts payable                                   56,907           19,888           13,931
      (Decrease) increase in accrued expenses                                  (13,754)           2,229           13,976
                                                                          ----------------------------------------------
            NET CASH PROVIDED BY OPERATING ACTIVITIES                          609,549          436,221          379,537
                                                                          ----------------------------------------------


Cash flows from financing activiites
  Net financing obtained from (provided to) partnership                        (28,308)          25,793           40,396
  Loans payable from partners, net                                               1,485           (1,177)           1,192
  Net transfers                                                               (594,548)        (443,974)        (431,427)
                                                                          ----------------------------------------------
           NET CASH USED IN FINANCING ACTIVITIES                              (621,371)        (419,358)        (389,839)
                                                                          ----------------------------------------------

           NET INCREASE (DECREASE) IN CASH AND CASH
           EQUIVALENTS                                                         (11,822)          16,863          (10,302)

Cash at beginning of year                                                       22,061            5,198           15,500
                                                                          ----------------------------------------------

Cash at end of year                                                        $    10,239      $    22,061      $     5,198
                                                                           =============================================



See Notes to Financial Statements.

SIMIONE & SIMIONE, CPAS - CONSULTING DIVISION
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------


NOTE 1.    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

Simione & Simione, CPA's, a Partnership ("Simione" or "Partnership") is a public accounting firm based in Hamden, Connecticut. Simione & Simione, CPA's - Consulting Division ("Simione Consulting"), a division of Simione provides consulting services primarily serving the healthcare industry. Simione also operated the audit and accounting division and the tax division. The results of these divisions are not included in these financial statements.

A summary of the Partnership's significant accounting policies follows:

Financial statement presentation

Divisional balance sheets of Simione Consulting include accounts receivable and unbilled services which are attributable specifically to consulting services provided by Simione Consulting. Balance sheet accounts that are not directly attributed to Simione Consulting are allocated based on a ratio of Simione Consulting accounts receivable and unbilled services to total accounts receivable and unbilled services of the Partnership. The statement of operations of Simione Consulting includes direct service revenue and expenses (primarily payroll) as well as an allocation of indirect operating expenses of the Partnership. Expenses which were not directly attributable to Simione Consulting were allocated on a pro-rata basis to each of the three divisions operated by the Partnership. For the years ended December 31, 1995, 1994 and 1993 approximately $320,000, $303,000 and $267,000 of indirect operating expenses were allocated to Simione Consulting. Management believes that the allocations made were reasonable and include all expenses incurred on behalf of the division.

The accompanying financial statements do not necessarily indicate the financial position, results of operations or cash flows that would have been obtained if the division had been operated as an independent entity.

Personal assets and liabilities and partners' salaries

In accordance with generally accepted methods of presenting partnership financial statements, the divisional financial statements do not include the personal assets and liabilities of the partners including their obligation for income taxes on their distribution shares of net income of the partnership, nor any provision for income tax expense.

SIMIONE & SIMIONE - CONSULTING
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------


The expenses shown on the statements of divisional operations do not include any salaries to the partners.

Revenue recognition

Revenue is recognized when services are performed.

Accounting estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Included among the material reported amounts and disclosures that require extensive use of estimates is the allocation of indirect Partnership operating expenses. Actual results could differ from those estimates.

NOTE 2.  LINE OF CREDIT

The Partnership had a $150,000 line of credit with a bank which subsequent to December 31, 1995 was repaid. This line of credit was collateralized by substantially all assets of the Partnership and was personally guaranteed by the partners. Interest was payable monthly at the prime rate as published in The Wall Street Journal (8.25% at December 31, 1995) plus 1.5 percent.

NOTE 3.  LONG-TERM DEBT

Long-term debt of the Partnership consisted of the following at December 31, 1995 and 1994:


               Note payable Bank, $12,500 due monthly plus
                 interest at the prime rate as published by
                 the Wall Street Journal (8.25% at December
                 31, 1995) plus 1.5 percent, through December
                 4, 1997, secured by substantially all assets
                 of the Partnership and personally guaranteed
                 by the partners.                               $    300,000
                                                                ============


Subsequent to December 31, 1995 this note was repaid in full by the Partnership.

SIMIONE & SIMIONE - CONSULTING
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------



NOTE 4.  RELATED PARTY TRANSACTIONS


The Partnership rented their offices from S & S Realty, which is owned by certain partners, under an operating lease which expired December 31, 1994. Beginning January 1, 1995, the Partnership rented this facility on a month to month basis. The rent paid to S & S Realty during each of those years was approximately $156,000.

At December 31, 1994, approximately $23,000 was due from S & S Realty to the Partnership. The allocated amount, $10,003, is classified as other asset at December 31, 1994.

At December 31, 1995 and 1994, the Partnership had outstanding loans payable from the partners of approximately $27,000 and $29,000, respectively.

Net transfers reflected on the statements of divisional equity and cash flows represent transfers to the Partnership to fund partner distributions and to fund other divisions of the Partnership.

NOTE 5.  OPERATING LEASES


The Partnership has operating leases expiring in various years through 1998.

Future minimum payments, by year and in the aggregate, due under significant noncancelable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 1995:


                           1996                   $ 47,997
                           1997                     37,145
                           1998                        212
                                                  --------
                                                  $ 85,354
                                                  ========



Total lease expense of the Partnership for the years ended December 31, 1995, December 31, 1994 and December 31, 1993 approximated $17,000, $37,000 and $32,000, respectively.

SIMIONE & SIMIONE - CONSULTING
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------


NOTE 6.  EMPLOYEE PROFIT SHARING PLAN


The Partnership maintains a 401(k) profit sharing plan for the benefit of substantially all of its employees who meet certain minimum eligibility requirements and who elect to participate. Under the terms of the Plan, participants can contribute up to 20 percent of their pay to the extent permitted by law. The Partnership may make discretionary matching contributions to the Plan up to 50 percent of the employees' first 10 percent of compensation contributed. Participants are immediately vested in their contribution and vest completely in Partnership contributions after five years of service. The Partnership has not made any contributions to the Plan

NOTE 7.  SALE OF SIMIONE & SIMIONE - CONSULTING ASSETS


Effective January 1, 1996, the Partnership sold all of the assets used by their consulting division including tangible property, contracts, leases, books and records, customer lists, prepaid expenses and goodwill for $2,000,000 in cash to Simione Central Holding, Inc. ("SCHI"). Under terms of this agreement, the partners agree not to compete in any competing business, as defined in the agreement, through December 31, 2001. The purchase price was allocated as follows:


                        Client list and goodwill        $  1,990,000

                        Covenant not to compete               10,000
                                                        ------------
                                                        $  2,000,000
                                                        ============


On September 5, 1996, InfoSub, Inc., a subsidiary of InfoMed Holdings, Inc. and SCHI entered into an agreement and plan of merger. The merger was consumated on October 8, 1996.

NOTE 8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash

The carrying amounts of this financial instrument approximates fair value because of the short maturity of this financial instrument.

SIMIONE & SIMIONE - CONSULTING
(A DIVISION OF SIMIONE & SIMIONE, CPAS, A PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------------



Long-term debt

The carrying amount of long-term debt approximates fair value because the rates are similar to quoted market prices for debt with similar requirements.


NOTE 9.  MAJOR CUSTOMER


During the year 1995 one client provided approximately $273,000 of revenue to the Division. At December 31, 1995 this client owed the Division $154,000.

                        SIMIONE CENTRAL HOLDING, INC.
               CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                             SEPTEMBER 30, 1996



ASSETS
Current assets:
    Cash and cash equivalents                       $ 2,092,121
    Short term investment                             1,039,593
    Accounts receivable, net                          2,484,396
    Stock subscriptions receivable                    1,949,261
    Other current assets                                111,825
                                                    -----------
Total current assets                                  7,677,196

Property and equipment, net                             590,543
Goodwill and other intangible assets, net             1,993,576

                                                    -----------
Total assets                                        $10,261,315
                                                    ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities:
    Lines of credit                                 $ 1,805,000
    Accounts payable and accrued expenses             2,773,851
    Other current liabilities                           112,496
                                                    -----------
Total current liabilities                             4,691,347

Shareholders' equity:
    Common stock and paid-in-capital                  9,494,383
    Accumulated deficit                              (3,051,915)
    Stock subscriptions receivable                     (872,500)
                                                    -----------
Total shareholders' equity                            5,569,968

                                                    -----------
Total liabilities and shareholders' equity          $10,261,315
                                                    ===========









See accompanying notes to condensed consolidated financial statements
(unaudited).

                        SIMIONE CENTRAL HOLDING, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995



                                               September 30, 1996       September 30, 1995
                                               ------------------       ------------------
Revenues                                       $     16,032,116         $       9,394,085

Operating expenses:
  Cost of services                                   13,366,776                 7,567,043
  Sales, general, and administrative                  3,655,791                 2,011,492
  Amortization and depreciation                         361,448                    25,000
                                               ----------------         -----------------
Total expenses                                       17,384,015                 9,603,535

                                               ----------------         -----------------
Loss from operations                                 (1,351,899)                 (209,450)

Interest income (expense), net                           93,391                    --

                                               ----------------         -----------------
Net loss                                       $     (1,258,508)        $        (209,450)
                                               ================         =================











See accompanying notes to condensed consolidated financial statements
(unaudited).

                        SIMIONE CENTRAL HOLDING, INC.
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                 (unaudited)


                                                                                                Stock
                                                    Common Stock and       Accumulated      Subscriptions
                                                    Paid-In-Capital          Deficit          Receivable            Total
                                                    ----------------       ------------     -------------        -----------
Balance at January 1, 1996                          $      2,443,013       $ (1,793,407)          --             $   649,606

Net loss                                                         --          (1,258,508)          --              (1,258,508)

Capital contribution by Central Health
  Holding Company, Inc.                                    4,000,000                              --               4,000,000

Issuance of common stock, net of fees                      3,051,370                           (872,500)           2,178,870

                                                    ----------------       ------------    --------------        -----------
Balance at September 30, 1996                       $      9,494,383       $ (3,051,915)      ($872,500)         $ 5,569,968
                                                    ================       ============    ==============        ===========














See accompanying notes to condensed consolidated financial statements
(unaudited).

                        SIMIONE CENTRAL HOLDING, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
            For the nine months ended September 30, 1996 and 1995


                                                                        September 30, 1996       September 30, 1995
                                                                        ------------------       ------------------
OPERATING ACTIVITIES
Net loss                                                                $     (1,258,508)        $        (209,450)

Adjustments to reconcile net loss to
net cash (used in) provided by operating activities:
  Depreciation and amortization                                                  361,448                    25,000
  Write-off of fixed assets and software                                          44,050                         -

Changes in operating assets and liabilities:
  Accounts receivable                                                         (1,469,455)                 (123,281)
  Other current assets                                                           (69,470)                        -
  Accounts payable and accrued expenses                                        1,836,374                   701,714
  Other liabilities                                                             (141,573)                        -

                                                                        ----------------         -----------------
Net cash (used in) provided by operating activities                             (697,134)                  393,983
                                                                        ----------------         -----------------

INVESTING ACTIVITIES
  Purchase of Short Term Investment                                           (1,039,593)                        -
  Purchase of property and equipment                                            (414,140)                 (400,000)
  Purchase of Simione & Simione, CPAs - Consulting Division                   (2,000,000)                        -
  Increase in intangibles                                                       (114,644)                        -

                                                                        ----------------         -----------------
  Net cash used in investing activities                                       (3,568,377)                 (400,000)
                                                                        ----------------         -----------------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock, net of fees                          3,051,370                         -
  Proceeds from line of credit                                                 1,805,000                         -
  Notes issued to shareholders                                                (2,821,761)                        -
  Capital contribution by Central Health Holding Company, Inc.                 4,000,000                         -

                                                                        ----------------         -----------------
Net cash provided by  financing activities                                     6,034,609                         -
                                                                        ----------------         -----------------

Net (decrease) increase in cash and cash equivalents                           1,769,098                    (6,017)
Cash and cash equivalents at beginning of period                                 323,023                   462,598
                                                                        ----------------         -----------------
Cash and cash equivalents at end of period                              $      2,092,121         $         456,581
                                                                        ================         =================




See accompanying notes to condensed consolidated financial statements
(unaudited).

                        Simione Central Holding, Inc.
       Notes to Condensed Consolidated Financial Statements (unaudited)
                               September 30, 1996




Note 1 - Basis of Presentation


The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. These financial statements should be read in conjunction with the December 31, 1995, audited consolidated financial statements and related notes of Simone Central Holding, Inc. ("Simione") and Simione & Simione, CPAs - Consulting Division (A Division of Simione & Simione CPAs, a Partnership) ("S & S"), the latter having been acquired by Simione effective January 1, 1996.

Revenues include fees for services provided by Simione Central Holding, Inc. to Central Health Holding Company, Inc. ("CHHC") and its affiliates which are
related parties.   CHHC was sold to an unrelated entity on October 31, 1996.
These services include information management and clinical and financial support services. The net revenue has been recorded at an amount equal to the direct cost of the services being provided and amounted to approximately $10.4 million for the nine months ended September 30, 1996 and $6.2 million for the nine months ended September 30, 1995.

Certain amounts reported in the condensed consolidated statements of operations (unaudited) have been reclassified in relation to the audited financial statements of operations of Simione for the years ended December 31, 1995, 1994, and 1993 (included in this document) in order to conform with the manner in which the company intends to report its results in the future.

Note 2 - Shareholders' Equity

On January 16, 1996, CHHC made a $4 million cash capital contribution to Simione. On March 5 and March 22, 1996, employees of Simione purchased shares of Class A Common Stock. These shares were purchased under the terms of a stock subscription agreement whereby 10% was due at the date of purchase and the remainder was due December 5, 1996. Stock subscriptions receivable of $1,949,261 reported in current assets represents the amount which has been collected by Simione as of December 20, 1996, whereas, the amount reported in Shareholders' equity has not yet been collected as of that date.

Note 3 - Subsequent Event

On October 8, 1996, Simione merged with a wholly-owned subsidiary of InfoMed Holdings, Inc. This merger will be accounted for as a reverse purchase under the purchase method of accounting.

                       SIMIONE CENTRAL HOLDINGS, INC.
                      (FORMERLY INFOMED HOLDINGS, INC.)
            PRO FORMA CONDENSED COMBINED BALANCE SHEET (unaudited)
                             SEPTEMBER 30, 1996



                                                       Simione Central     InfoMed       Pro Forma        Pro Forma
                                                        Holding, Inc.   Holdings, Inc.  Adjustments        Combined
                                                       ---------------  --------------  -----------      -----------
ASSETS

Current assets:
    Cash and cash equivalents                          $   2,092,121    $   750,202     $         -      $   2,842,323
    Short term investment                                  1,039,593              -               -          1,039,593
    Accounts receivable, net                               2,484,396      2,434,625               -          4,919,021
    Stock subscriptions receivable                         1,949,261              -               -          1,949,261
    Inventory                                                      -        101,034               -            101,034
    Other current assets                                     111,825        114,855               -            226,680
                                                       -------------    -----------     -----------      -------------
Total current assets                                       7,677,196      3,400,716               -         11,077,912

Property and equipment, net                                  590,543        630,750               -          1,221,293
Goodwill and other assets, net                             1,993,576         79,457      16,377,610 (1)     18,450,643

                                                       -------------    -----------     -----------      -------------
Total assets                                              10,261,315      4,110,923      16,377,610         30,749,848
                                                       =============    ===========     ===========      =============
LIABILITIES AND
SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Lines of credit                                        1,805,000        143,187               -          1,948,187
    Accounts payable and accrued expenses                  2,773,851      3,082,343       1,000,000 (1)      6,856,194
    Deferred income                                                -      1,389,526               -          1,389,526
    Customer deposits                                              -      1,406,841               -          1,406,841
    Other current liabilities                                112,496              -               -            112,496
                                                       -------------    -----------     -----------      -------------
Total current liabilities                                  4,691,347      6,021,897       1,000,000         11,713,244

Long term debt and other liabilities                               -        112,982               -            112,982

Shareholders' equity (deficit):
    Preferred stock, common stock and paid-in-capital      9,494,383      4,198,312      13,353,654  (1)    22,848,037
                                                                                         (4,198,312) (2)
    Accumulated deficit                                   (3,051,915)    (6,222,268)      6,222,268  (2)    (3,051,915)
    Stock subscriptions receivable                          (872,500)             -               -           (872,500)
                                                       -------------    -----------     -----------      -------------
Total shareholders' equity (deficit)                      5,569,968     (2,023,956)     15,377,610         18,928,622

                                                       -------------    -----------     -----------      -------------
Total liabilities and shareholders' equity (deficit)   $  10,261,315    $ 4,110,923     $16,377,610      $  30,749,848
                                                       =============    ===========     ===========      =============




See accompanying note to pro forma condensed combined financial statements (unaudited)

                        SIMIONE CENTRAL HOLDINGS, INC.
                      (FORMERLY INFOMED HOLDINGS, INC.)
      PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (unaudited)
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996



                                                    Simione Central    InfoMed        Pro Forma       Pro Forma
                                                    Holding, Inc.   Holdings, Inc.   Adjustments       Combined
                                                    --------------- --------------   -----------     -------------
Revenues                                            $  16,032,116   $  8,780,234     $         -     $  24,812,350

Operating expenses:
  Cost of services                                     13,366,776      3,728,426               -        17,095,202
  Sales, general, and administrative                    3,655,791      3,532,299               -         7,188,090
  Amortization and depreciation                           361,448      1,134,227         818,881 (3)     2,314,556
                                                    -------------   ------------     -----------     -------------
Total expenses                                         17,384,015      8,394,952         818,881        26,597,848

                                                    -------------   ------------     -----------     -------------
Income from operations                                 (1,351,899)       385,282        (818,881)       (1,785,498)

Other income:
  Interest income (expense), net                           93,391         37,125               -           130,516
  Other                                                         -         82,440               -            82,440
                                                    -------------   ------------     -----------     -------------
Total other income                                         93,391        119,565               -           212,956

                                                    -------------   ------------     -----------     -------------
Net income (loss)                                   $  (1,258,508)  $    504,847     $  (818,881)    $  (1,572,542)
                                                    =============   ============     ===========     =============
Earnings per share                                                                                   $        (.14)
                                                                                                     =============
Shares used in computation                                                                              11,096,729
                                                                                                     =============









See accompanying note to pro forma condensed combined financial statements (unaudited).

                        SIMIONE CENTRAL HOLDINGS, INC.
                      (FORMERLY INFOMED HOLDINGS, INC.)
      PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (unaudited)
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995



                                                                 Simione &
                                             Simione Central    Simione, CPAs        InfoMed      Pro Forma        Pro Forma
                                              Holding, Inc.  Consulting Division  Holdings, Inc.  Adjustments      Combined
                                             --------------- -------------------  --------------  -----------    ------------
Revenues                                     $    13,222,043   $      2,350,120     $ 13,650,505   $         -  $  29,222,668

Operating expenses:
  Cost of services                                11,174,419          1,355,589        9,068,438       594,548(4)  22,192,994
  Sales, general, and administrative               2,970,416            301,243        7,793,692             -     11,065,351
  Amortization and depreciation                       33,333                  -        1,721,360     1,091,841(3)   3,046,534
                                                                                                       200,000(5)           -
                                             ---------------   ----------------     ------------   -----------  -------------
Total expenses                                    14,178,168          1,656,832       18,583,490     1,886,389     36,304,879

                                             ---------------   ----------------     ------------   -----------  -------------
Income (loss)  from operations                      (956,125)           693,288       (4,932,985)   (1,886,389)    (7,082,211)

Other income:
  Gain on sale of assets                                   -                  -          437,665             -        437,665
  Interest income (expense), net                           -            (13,888)         (81,174)            -        (95,062)
  Other                                                    -             13,252                -             -         13,252
                                             ---------------   ----------------     ------------   -----------  -------------
Total other income                                         -               (636)         356,491             -        355,855

                                             ---------------   ----------------     ------------   -----------  -------------
Net income (loss)                            $      (956,125)  $        692,652     $ (4,576,494)  $(1,886,389) $  (6,726,356)
                                             ===============   ================     ============   ===========  =============

Earnings per share                                                                                              $        (.70)
                                                                                                                =============
Shares used in computation                                                                                          9,599,152
                                                                                                                =============












See accompanying note to pro forma condensed combined financial statements (unaudited).

                         Simione Central Holdings, Inc.
                       (Formerly InfoMed Holdings, Inc.)
    Note to Pro Forma Condensed Combined Financial Statements (unaudited)




Note 1 - Basis of Presentation



The accompanying pro forma condensed combined financial statements (unaudited) as of September 30, 1996 and for the nine months ended September 30, 1996 and the year ended December 31, 1995 give effect to the acquisition of InfoMed Holdings, Inc. (InfoMed") by Simione Central Holding, Inc. ("Simione") as if the acquisition had occurred September 30, 1996 for balance sheet purposes and January 1, 1995 for the statements of operations. The acquisition of Simione & Simione, CPAs - Consulting Division (A Division of Simione & Simione, CPAs, Partnership) ("S & S") by Simione for $2,000,000, was effective January 1, 1996, and is already included in the balance sheet as of September 30, 1996; however, the results of the S & S operations for the year ended December 31, 1995 as if the acquisition had occurred January 1, 1995 have been included in the pro forma statement of operations for 1995.

The pro forma information is based on the unaudited consolidated financial statements of Simione as of and for the nine months ended September 30, 1996 and the audited consolidated financial statements of Simione as of and for the year ended December 31, 1995. In addition, certain pro forma information was obtained from InfoMed's audited financial statements as of and for the years ended June 30, 1996 and 1995, and certain information was obtained from the unaudited financial statements as of and for the six months ended December 31, 1995 and as of and for the three months ended September 30, 1996. Pro forma financial data for S & S was obtained from the audited financial statements at December 31, 1995. See InfoMed's 10-Ks for the years ended June 30, 1996 and 1995.


These pro forma condensed combined financial statements have been prepared by management and may not be indicative of the results of operations or the financial position that actually would have occurred if the combination(s) had been in effect on the dates indicated or which may be obtained in the future.


These pro forma financial statements should be read in conjunction with the unaudited financial statements and related notes of Simione Central Holding, Inc. as of and for the nine months ended September 30, 1996 and the audited consolidated financial statements and related notes of Simione, S & S, and InfoMed.

        Management is completing its evaluation of the fair value of the InfoMed assets acquired for purchase accounting purposes. Management believes there may be a significant amount of purchased incomplete research and development costs that may have to be immediately expensed in the period of acquisition. Upon completion of the evaluation, management believes that this expense would have a material impact on these pro forma condensed combined financial statements in the period following consummation of the merger.

(1) To reflect the acquisition of InfoMed by Simione. The intangibles were calculated as follows:


        Estimated fair value of common stock
               and common stock equivalents                 $13,353,654
        Estimated acquisition costs                           1,000,000
        Excess of InfoMed liabilities over assets acquired    2,023,956
                                                            -----------
               Acquired intangibles                         $16,377,610
                                                            ===========

(2) To eliminate InfoMed's common stock and accumulated deficit as of September 30, 1996.

(3) To amortize the acquired intangibles of $16,377,610 resulting from the InfoMed merger over the weighted average estimated useful life of fifteen years.

(4)     To reflect S & S partners' distributions as compensation.

(5) To amortize the acquired intangibles of $2,000,000 from the S & S purchase over ten years.